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                                                                                           EXHIBIT 99

                                                                          No. of            Exercise
Name of Plan                                                              Shares         Price per Share

1990 Stock Option Plan of Ultrafem, Inc.                                  8,750                  $4

1990 Stock Option Plan of Ultrafem, Inc.                                 50,000                  $6

1990 Stock Option Plan of Ultrafem, Inc.                                500,694                  $8

1990 Stock Option Plan of Ultrafem, Inc.                                 35,000                $10.50

1990 Stock Option Plan of Ultrafem, Inc.                                226,806              $20.75(1)

1990 Stock Option Plan of Ultrafem, Inc.                                 20,000                 $30

1990 Stock Option Plan of Ultrafem, Inc.                                 20,000                 $35

1990 Stock Option Plan of Ultrafem, Inc.                                 20,000                 $40

Ultrafem, Inc. 1995 Stock Option Plan for Non-Employee Directors         60,000                  $8

Ultrafem, Inc. 1995 Stock Option Plan for Non-Employee Directors         15,000                $14.50

Ultrafem, Inc. 1995 Stock Option Plan for Non-Employee Directors        175,000              $20.75(1)

Amended and Restated Option Certificate and Agreement, dated
August 1, 1995 between John W. Andersen and Ultrafem, Inc.              459,890                $4.35

Amended and Restated Option Certificate and Agreement, dated
August 1, 1995 between John W. Andersen and Ultrafem, Inc.              114,972                $4.35

Option Certificate and Agreement, dated March 12, 1996, granted by
Ultrafem, Inc. to Rosalind Paaswell                                       2,500                $8.00
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(1)  The price shown is the average high and low price for shares of Common
     Stock, par value $.001 per share, of the Registrant on the Nasdaq National
     Market on December 9, 1996.